Exhibit 99.1

Universal Insurance Holdings, Inc. Announces Increased Quarterly Dividend of $0.16 Per Share

Fort Lauderdale, FL, May 29, 2018—Universal Insurance Holdings, Inc. (NYSE: UVE) announced today that its Board of Directors has declared an increased quarterly cash dividend of $0.16 per share of common stock, up $0.02 or 14.3% from the $0.14 per share quarterly dividend that the Company previously paid in the first and second quarters of 2018. Payment will be made on July 16, 2018 to shareholders of record on July 2, 2018.

Universal Chairman and CEO Sean P. Downes commented, “We are pleased to announce an increase to our quarterly dividend, underscoring our commitment to enhancing value for our shareholders and maintaining a prudent capital management strategy. Following a year that saw the most significant storm make landfall in Florida in the past decade, Universal stands in its strongest financial position ever, and this increased quarterly dividend reflects the confidence that both management and our Board of Directors have in the Company’s financial strength.”

If the fourth quarter dividend is declared and paid as intended, the annual aggregate dividend in 2018 will be $0.60 for each common share, reflecting a $0.14 per share quarterly cash dividend in the first and second quarters of 2018, and a $0.16 per share quarterly cash dividend in the third and fourth quarters of 2018. The declaration and payment of future dividends is subject to the Board’s discretion and will be dependent upon future earnings, cash flows, financial requirements, and other factors.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana, Pennsylvania, Minnesota, Michigan, Alabama, Virginia, New Jersey, New York, and New Hampshire. American Platinum Property and Casualty Insurance Company (APPCIC), also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. APPCIC is additionally licensed and has commenced writing Fire, Commercial Multi-Peril, and Other Liability lines of business in Florida. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended March 31, 2018.

Contacts:

Investors Dean Evans VP Investor Relations 954-958-1306 de0130@universalproperty.com	Media Andy Brimmer / Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher 212-355-4449